Exhibit 4.2

SHAREHOLDER RIGHTS PLAN AGREEMENT

DATED AS OF DECEMBER 21, 2017

Between DIAMEDICA THERAPEUTICS INC. and
COMPUTERSHARE INVESTOR SERVICES INC.

as Rights Agent

Table of Contents

ARTICLE 1 – INTERPRETATION		2
1.1	Certain Definitions	2
1.2	Currency	12
1.3	Descriptive Headings	12
1.4	References to Agreement	12
1.5	Calculation of Number and Percentage of Beneficial Ownership of Outstanding Common Shares	12
1.6	Acting Jointly or in Concert	12
1.7	Application of Statutes, Regulations and Rules	12
ARTICLE 2 - THE RIGHTS		13
2.1	Legend on Certificates	13
2.2	Execution, Authentication, Delivery and Dating of Rights Certificates	13
2.3	Registration, Registration of Transfer and Exchange	14
2.4	Mutilated, Destroyed, Lost and Stolen Rights Certificates	14
2.5	Persons Deemed Owners of Rights	15
2.6	Delivery and Cancellation of Certificates	15
2.7	Agreement of Rights Holders	15
2.8	Rights Certificate Holder Not Deemed a Shareholder	16
ARTICLE 3 - EXERCISE OF THE RIGHTS		16
3.1	Initial Exercise Price, Exercise of Rights, Detachment of Rights	16
3.2	Adjustments to Exercise Price, Number of Rights	18
3.3	Date on Which Exercise is Effective	23
ARTICLE 4 - ADJUSTMENTS TO THE RIGHTS IN THE EVENT OF CERTAIN TRANSACTIONS		23
4.1	Flip-in Event	23
4.2	Compliance with Anti-Money Laundering Legislation	24
ARTICLE 5 - THE RIGHTS AGENT		25
5.1	General	25
5.2	Merger or Amalgamation or Change of Name of Rights Agent	26
5.3	Duties of Rights Agent	26
5.4	Change of Rights Agent	28
5.5	Fiduciary Duties of the Directors	28
ARTICLE 6 - MISCELLANEOUS		28
6.1	Redemption and Waiver	28
6.2	Expiration	30
6.3	Issuance of New Rights Certificate	30
6.4	Fractional Rights and Fractional Shares	30
6.5	Supplements and Amendments	30
6.6	Rights of Action	32

6.7	Notice of Proposed Actions	32
6.8	Notices	32
6.9	Costs of Enforcement	33
6.10	Successors	33
6.11	Benefits of this Agreement	33
6.12	Governing Law	33
6.13	Counterparts	33
6.14	Severability	33
6.15	Effective Date	33
6.16	Determinations and Actions by the Board of Directors	34
6.17	Time of the Essence	34
6.18	Regulatory Approvals	34
6.19	Language	34
6.20	Privacy Legislation	34
EXHIBIT “A”		36
FORM OF ELECTION TO EXERCISE		38
FORM OF ASSIGNMENT		40
NOTICE		41

THIS AGREEMENT made as of the 21st day of December, 2017.

BETWEEN:
DIAMEDICA THERAPEUTICS INC., a company with its registered office in the Province of British Columbia,

(hereinafter called the “Company”), OF THE FIRST PART,

AND:	COMPUTERSHARE INVESTOR SERVICES INC., a corporation existing under the laws of Canada, as rights agent,

(hereinafter called the “Rights Agent”), OF THE SECOND PART.

WHEREAS:

(A)	the Company has an existing shareholder rights plan effective July 24, 2014 which expires at the end of the annual general meeting in 2017 (the “Current Rights Plan”);

(B)	the Company currently has an annual general and special meeting scheduled for December 21, 2017;

(C)

the Board of Directors of the Company has determined that it is advisable that the Company renew its Current Rights Plan to take effect on the Effective Date (as hereinafter defined), subject to approval by the Independent Shareholders (as hereinafter defined) at the annual general and special meeting of shareholders of the Company scheduled to be held in December 2017, to ensure fair and equal treatment of all the Company’s shareholders in the event of a take-over bid, to protect shareholders from coercive take-over tactics, and to allow the Board of Directors and Shareholders of the Company adequate time to assess the bid and consider alternatives to enhance value for Shareholders (the “Rights Plan”);

(D)	in order to renew the Rights Plan, the Board of Directors of the Company has:

a.	authorized the issuance of one right (a “Right”) in respect of each Common Share (as hereinafter defined) outstanding at the Record Time (as hereinafter defined); and

b.

authorized the issuance of one Right in respect of each Common Share issued after the Record Time and prior to the earlier of the Separation Time (as hereinafter defined) and the Expiration Time (as hereinafter defined);

(E)	each Right entitles the holder thereof, after the Separation Time, to purchase Common Shares of the Company, pursuant to the terms and subject to the conditions set forth herein;

(F)

the Company desires to appoint the Rights Agent to act on behalf of the Company and holders of Rights, and the Rights Agent is willing so to act, in connection with the issuance, transfer, exchange, and replacement of Rights Certificates (as hereinafter defined), the exercise of Rights and other matters referred to herein;

NOW THEREFORE, in consideration of the premises and the respective covenants and agreements set forth herein the parties hereby agree as follows:

ARTICLE 1 – INTERPRETATION

1.1	Certain Definitions

For the purposes of this Agreement, the following terms have the meanings indicated:

(a)	“1933 Securities Act” shall mean the Securities Act of 1933 of the United States, as amended, and the regulations thereunder, and any comparable or successor regulations thereto;

(b)	“1934 Exchange Act” shall mean the Securities Exchange Act of 1934 of the United States, as amended, and the regulations thereunder, and any comparable or successor regulations thereto;

(c)

“Acquiring Person” shall mean any Person who is the Beneficial Owner of 20% or more of the outstanding Common Shares of the Company. Notwithstanding the foregoing, the term “Acquiring Person” shall not include:

(i)	the Company or any Subsidiary of the Company;

(ii)	any Person who becomes the Beneficial Owner of 20% or more of the outstanding Common Shares of the Company as a result of any one or any combination of:

a.

an acquisition and cancellation or redemption by the Company or a Subsidiary of the Company of Common Shares which, by reducing the number of Common Shares outstanding, increases the percentage of outstanding Common Shares Beneficially Owned by such Person to 20% or more of the Common Shares outstanding (a “Share Reduction”);

b.	an acquisition of Common Shares made pursuant to a Permitted Bid or a Competing Permitted Bid (a “Permitted Bid Acquisition”);

c.	an acquisition of Common Shares in respect of which the Board of Directors has waived the application of section 4.1 pursuant to the provisions of section 6.1 (an “Exempt Acquisition”);

d.	a Convertible Security Acquisition; or

e.	a Permitted Acquisition;

provided, however, that if a Person shall become the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding by reason of one or any combination of a Share Reduction, a Permitted Bid Acquisition, an Exempt Acquisition, a Convertible Security Acquisition or a Permitted Acquisition and thereafter such Person, while such Person is the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding, increases the number of Common Shares of the Company beneficially owned by such Person by more than 1% of the number of Common Shares outstanding (other than pursuant to one or any combination of a Share Reduction, a Permitted Bid Acquisition, an Exempt Acquisition, a Convertible Security Acquisition or a Permitted Acquisition) then, as of the date such Person becomes the Beneficial Owner of such additional outstanding Common Shares of the Company, such Person shall be an “Acquiring Person”;

(iii)

for a period of 10 days after the Disqualification Date (as hereinafter defined), any Person who becomes the Beneficial Owner of 20% or more of the outstanding Common Shares of the Company as a result of such Person becoming disqualified from relying on clause 1.l(f)(v) hereof because such Person makes or announces an intention to make a Takeover Bid in respect of the Common Shares of the Company alone or by acting jointly or in concert with any other Person and, for this purpose, “Disqualification Date” means the first date of public announcement of facts indicating that such Person is making or intends to make a Take-over Bid;

(iv)

an underwriter or member of a banking or selling group acting in such capacity that becomes the Beneficial Owner of 20% or more of the Common Shares of the Company in connection with a distribution of securities of the Company; or

(v)

a Person (a “Grandfathered Person”) who is the Beneficial Owner of more than 20% of the outstanding Common Shares of the Company determined as of the Record Time; provided, however, that this exemption shall not be, and shall cease to be, applicable to a Grandfathered Person in the event that such Grandfathered Person shall, after the Record Time, become the Beneficial Owner of additional Common Shares of the Company that increases its Beneficial Ownership by more than 1% of the number of Common Shares of the Company outstanding (other than through one or any combination of a Share Reduction, a Permitted Bid Acquisition, an Exempt Acquisition, a Convertible Security Acquisition or a Permitted Acquisition);

(d)

“Affiliate”, when used to indicate a relationship with a specified corporation, means a Person who directly, or indirectly through one or more controlled intermediaries, controls, or is controlled by, or is under common control with, such specified corporation;

(e)

“Associate” of a specified Person shall mean any Person to whom such specified Person is married or with whom such specified Person is living in a conjugal relationship outside marriage, or any relative of such specified Person, said spouse or other Person who has the same home as such specified Person;

(f)	a Person shall be deemed the “Beneficial Owner” of, and to have “Beneficial Ownership” of, and to “Beneficially Own”:

(i)	any securities as to which such Person or any of such Person’s Affiliates or Associates is the owner at law or equity;

(ii)

any securities as to which such Person or any of such Person’s Affiliates or Associates has the right to acquire (where such right is exercisable within a period of 60 days, or upon the occurrence of a contingency) (a) upon the exercise of any Convertible Securities (other than a Right), or (b) pursuant to any agreement, arrangement, pledge, or understanding, whether or not in writing (other than customary agreements with and between underwriters or banking group or selling group members with respect to a distribution of securities and other than pledges or hypothecs of securities in the ordinary course of business); and

(iii)	any securities which are Beneficially Owned within the meaning of the foregoing provisions of this subsection 1.1(f) by any other Person with whom such Person is acting jointly or in concert;

provided, however, that a Person shall not be deemed the Beneficial Owner of or to have Beneficial Ownership of, or to Beneficially Own, any security because:

(iv)

such security has been agreed to be deposited or tendered pursuant to a Lock-up Agreement or is otherwise deposited or tendered pursuant to any Take-over Bid made by such Person, made by any of such Person’s Affiliates or Associates or made by any Person acting jointly or in concert with such Person until such deposited security has been taken up or paid for, whichever shall occur first;

(v)	such Person holds such security, provided that:

a.

the ordinary business of such Person (an “Investment Manager”) includes the management of mutual funds or investment funds for others (which others, for greater certainty, may include or be limited to one or more employee benefit plans or pension plans) and such security is held by the Investment Manager in the ordinary course of such business in the performance of such Investment Manager’s duties for the account of any other Person or Persons (a “Client”) including non-discretionary accounts held on behalf of a broker or dealer registered under applicable laws; or

b.

such Person (a “Trust Company”) is licensed to carry on the business of a trust company under applicable laws and, as such, acts as trustee or administrator or in a similar capacity in relation to the estates of deceased or incompetent Persons (“Estate Accounts”) or in relation to other accounts (“Other Accounts”) and holds such security in the ordinary course of such duties for the estate of any such deceased or incompetent Person or for such Estate Accounts or Other Accounts; or

c.

such Person (an “Administrator”) is the administrator or the trustee of one or more pension funds or plans (each a “Plan”) or is a Plan registered under applicable laws and holds such security in the ordinary course of such duties for such Plan; or

d.

such Person is a Plan or is a Person established by statute (the “Statutory Body”) for purposes that include, and the ordinary business or activity of such Person includes, the management of investment funds for employee benefit plans, pension plans, insurance plans (other than plans administered by insurance companies) of various public bodies and the Statutory Body holds such security for the purposes of its activities as such; or

e.	such Person is a Crown agent or agency;

provided that the Investment Manager, Trust Company, Administrator, the Plan, the Statutory Body, or the Crown agent or agency, as the case may be, is not then making or has not announced a current intention to make a Take-over Bid, alone or acting jointly or in concert with any other Person (other than an Offer to Acquire Shares of the Company by means of a distribution by the Company or by means of ordinary market transactions (including pre-arranged trades) executed through the facilities of a stock exchange or organized over-the-counter market);

(vi)

such Person, any of such Person’s Affiliates or Associates, or any Person acting jointly or in concert with such Person is a Client of the same Investment Manager as another Person on whose account the Investment Manager holds such security, or by reason of such Person being an Estate Account or an Other Account of the same Trust Company as another Person on whose account the Trust Company holds such security or by reason of such Person being a Plan which has an Administrator which is also a trustee for another Plan on whose account the Trustee holds such security;

(vii)

such Person is (i) a Client of an Investment Manager and such security is owned at law or in equity by the Investment Manager, or (ii) an account of a Trust Company and such security is owned at law or in equity by the Trust Company, or (iii) a Plan and such security is owned at law or in equity by the Administrator thereof; or

(viii)	such Person is the registered holder of securities as a result of carrying on the business of a securities depositary or as a result of being a nominee holder of such securities.

(g)	“Board of Directors” shall mean the board of directors of the Company or, if duly constituted and whenever duly empowered, the executive committee of the board of directors of the Company;

(h)	“Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in Toronto, Ontario are authorized or obligated by law to close;

(i)

“Canadian Dollar Equivalent” of any amount which is expressed in United States dollars shall mean on any date the Canadian dollar equivalent of such amount determined by multiplying such amount by the U.S.-Canadian Exchange Rate in effect on such date;

(j)	“Canadian-U.S. Exchange Rate” shall mean on any date the inverse of the U.S.- Canadian Exchange Rate;

(k)

“Close of Business” on any date shall mean the time on such date (or, if such date is not a Business Day, the time on the next succeeding Business Day) at which the offices of the transfer agent for the Shares (or, after the Separation Time, the offices of the Rights Agent in Toronto, Ontario) are closed to the public in the city in which such transfer agent or Rights Agent has an office for the purposes of this Agreement;

(1)

“Common Share” when used with reference to the Company, shall mean the Common Shares and/or any other shares entitled to vote generally in the election of directors, as the context requires, and, when used with reference to any Person other than the Company, shall mean shares of capital stock of such other Person entitled to vote generally in the election of the directors of such other Person.

(m)

“Corporations Act” shall mean the Canada Business Corporations Act, as amended, and the regulations made thereunder, and any comparable or successor laws or regulations thereto in the event that the Company is governed by the Canada Business Corporations Act;

(n)	“Competing Permitted Bid” means a Take-over Bid that is made by means of a Take- over Bid circular and which also complies with the following additional provisions:

(i)	the Take-over Bid is made after a Permitted Bid has been made and prior to the expiry of the Permitted Bid or of any other Competing Permitted Bids (in this definition the “Prior Bids”);

(ii)	the Take-over Bid satisfies all components of the definition of a Permitted Bid other than the requirements set out in clause (ii) of such definition; and

(iii)

the Take-over Bid contains, and the take-up and payment for Common Shares tendered or deposited thereunder are subject to, irrevocable and unqualified conditions that no Common Shares will be taken up and paid for pursuant to such Take-over Bid (x) prior to the Close of Business on a date that is no earlier than the later of (1) the earliest date on which Common Shares may be taken up and paid for under any Prior Bids in existence when the Take-over Bid is made and (2) 35 days after the date of such Take-over Bid constituting the Competing Permitted Bid, and (y) unless, at the time that the Common Shares are to be taken up, more than 50% of the then outstanding Common Shares held by Independent Shareholders, have been deposited or tendered pursuant to such Takeover Bid and not withdrawn;

(o)	“controlled”: a corporation is “controlled” by another Person or two or more Persons, acting jointly or in concert, if:

(i)

securities entitled to vote in the election of directors carrying more than 50% of the votes for the election of the directors are held, directly or indirectly, by or for the benefit of the other Person or Persons acting jointly or in concert; and

(ii)	the votes carried by such securities are entitled, if exercised, to elect a majority of the board of directors of such corporation;

and “controls”, “controlling”, and “under common control with” shall be interpreted accordingly;

(p)

“Convertible Securities” means at any time any securities issued by the Company from time to time (other than the Rights) carrying any exercise, conversion, or exchange right pursuant to which the holder thereof may acquire Common Shares or other securities which are convertible into exercisable or exchangeable for Common Shares.

(q)

“Convertible Securities Acquisition” means the acquisition of Common Shares upon the exercise of Convertible Securities received by a Person pursuant to a Permitted Bid Acquisition, an Exempt Acquisition, or a Permitted Acquisition.

(r)

“dividends paid in the ordinary course” shall mean cash dividends paid at regular intervals in any financial year of the Company to the extent that such cash dividends do not exceed, in the aggregate, the greatest of:

(i)	200% of the aggregate amount of cash dividends declared payable by the company on its Shares in its immediately preceding financial year;

(ii)	300% of the arithmetic average of the aggregate amounts of cash dividends declared payable by the Company on its Shares in its three immediately preceding financial years;

(iii)	100% of the aggregate consolidated net income of the Company, before extraordinary items, for its immediately preceding financial year; and

(iv)	100% of the aggregate consolidated net income of the Company, before extraordinary items, for its current financial year;

(s)

“Effective Date” shall mean the time at which the annual general and special meeting of the holders of Common Shares, currently scheduled to be held in December 2017, or any adjournment thereof, terminates;

(t)	“Election to Exercise” shall have the meaning ascribed thereto in clause 3.1(e)(ii);

(u)	“Exempt Acquisition” shall have the meaning ascribed thereto in subclause 1.l(c)(ii)c.;

(v)

“Exercise Price” shall mean, as of any date from and after the Separation Time, the price at which a holder of a Right may purchase the securities issuable upon exercise of one whole Right which, subject to adjustment in accordance with the terms hereof, shall be an amount equal to five times the Market Price per Common Share determined as at the Separation Time;

(w)	“Expiration Time” shall mean the earlier of:

(i)	the Termination Time;

(ii)	the termination of the annual meeting of the shareholders of the Company in the year 2020; and

(iii)	the Close of Business on the date this Agreement becomes void pursuant to the provisions of section 6.15;

Provided that the Expiration Time shall not occur if a Flip-in Event has occurred (other than a Flip-in Event which has been waived pursuant to Section 6.1 hereof) prior to the date upon which the Expiration Time would otherwise have occurred;

(x)

“Flip-in Event” shall mean a transaction in or pursuant to which any Person shall become an Acquiring Person provided, however, that a Flip-in Event shall be deemed to occur at the Close of Business on the tenth day (or on such later day as the Board of Directors shall determine) after a Stock Acquisition Date;

(y)	“Grandfathered Person” shall have the meaning ascribed thereto in clause 1.1(c)(v);

(z)

“Independent Shareholders” shall mean all holders of Common Shares of the Company, other than (i) any Acquiring Person, (ii) any Offeror other than a Person described in paragraph (v) of the definition of “Beneficial Owner”, (iii) any Affiliate or Associate of any Acquiring Person or Offeror, (iv) any Person acting jointly or in concert with any Acquiring Person or Offeror, and (v) any Person who is an administrator or trustee of any employee benefit plan, deferred profit sharing plan, stock participation plan or any similar plan or trust for the benefit of employees of the Company or a wholly-owned Subsidiary of the Company, unless the beneficiaries of such plan or trust direct the manner in which such Common Shares are to be voted or direct whether the Common Shares are to be tendered to a Take-over Bid;

(aa)

“Lock-up Agreement” means an agreement between an Offeror, any of its Affiliates or Associates, or any other Person acting jointly or in concert with the Offeror and a Person (the “Locked-up Person”) who is not an Affiliate or Associate of the Offeror or a Person acting jointly or in concert with the Offeror whereby the Locked-up Person agrees to deposit or tender the Common Shares by the Locked-up Person to the Offeror’s Take-over Bid or to any Take-over Bid made by any of the Offeror’s Affiliates or Associates or made by any other Person acting jointly or in concert with the Offeror (the “Subject Bid”), where (A) in the context of a Subject Bid that is supported by the Company, the agreement shall terminate automatically or may be terminated by the Locked-up Person upon termination, in accordance with its terms, of the agreement between the Offeror, any of its Affiliates or Associates or any other Person acting jointly or in concert with the Offeror and the Company, under which it was agreed that the Offeror or any Affiliates or Associates or any other Person acting jointly or in concert with the Offeror would acquire all of the Common Shares outstanding in accordance with the terms of the agreement, (B) in the context of a Subject Bid that is not supported by the Company, where the agreement:

(i)

permits the Locked-up Person to withdraw the Common Shares from the agreement in order to tender or deposit the Common Shares to another Take-over Bid or to support another transaction that in either case will provide greater value to the Locked-up Person than the Subject Bid; or

(ii)

(a) permits the Locked-up Person to withdraw the Common Shares from the agreement in order to tender or deposit the Common Shares to another Take-over Bid or to support another transaction that contains an offering price for each Common Share that exceeds by as much as or more than a specified amount (the “Specified Amount”) the offering price for each Common Share contained in or proposed to be contained in the Subject Bid; and (b) does not by its terms provide for a Specified Amount that is greater than 7% of the offering price contained in or proposed to be contained in the Subject Bid; and

(iii)	does not provide for any “break-up fees”, “top-up fees”, penalties, expenses, or other amounts that exceed in the aggregate the greater of:

a.	the cash equivalent of 2.5% of the price or value payable under the Take-over Bid to a Locked-up Person; and

b.

50% of the amount by which the price or value payable under another Take-over Bid or transaction to a Locked-up Person exceeds the price or value of the consideration that such Locked-up Person would have received under the Takeover Bid;

which shall be payable by a Locked-up Person pursuant to the Lock-up Agreement in the event a Locked-up Person fails to deposit or tender Common Shares to the Take-over Bid or withdraws Common Shares in order to accept the other Take-over Bid or support another transaction;

and for a greater clarity an agreement may contain a right of first refusal or require a period of delay to give an Offeror an opportunity to match a higher price in another Take-over Bid or other similar limitation on a Locked-up Person as long as the Locked-up Person can accept another bid or tender to another transaction;

(bb)

“Market Price” per share of any securities on any date of determination shall mean the weighted average trading price per share of such securities (determined as described below) for the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if an event of a type analogous to any of the events described in section 3.2 shall have caused the sale prices in respect of any Trading Day used to determine the Market Price not to be fully comparable with the sale prices on such date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day, each such sale price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in section 3.2 in order to make it fully comparable with the sale price on such date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day. The weighted average trading price per share of any securities on any date shall be determined by dividing the aggregate sale price of all securities sold on the principal stock exchange in Canada on which such securities are listed and posted for trading divided by the total number of securities so sold; and

(i)

if for any reason such prices are not available on such day or the securities are not listed and posted for trading on any stock exchange in Canada, the Market Price shall be calculated using the sale prices for such securities as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange in the United States on which such securities are listed or admitted to trading;

(ii)

if for any reason such prices are not available on such day or the securities are not listed and posted for trading on a stock exchange in Canada or a national securities exchange in the United States, the Market Price shall be calculated using the average of the high bid and low asked prices of each share of such securities in the over-the-counter market, as reported by Financial Industry Regulatory Authority or such other comparable system then in use; or

(iii)

if on any such date the securities are no quoted by any such organization, the Market Price shall be calculated using the average of the closing bid and asked prices as furnished by a professional market maker making a market in the securities;

provided, however, that if on any such date the securities are not traded on any exchange or in the over-the-counter market and the price referred to in clause 1.l(aa)(iii) is not available, the closing price per share of such securities on such date shall mean the fair value per share of such securities on such date as determined by a nationally or internationally recognized investment dealer or investment banker with respect to the fair value per share of such securities. The Market Price shall be expressed in Canadian dollars and if initially determined in respect of any day forming part of the 20 consecutive Trading Day period in question in United States dollars, such amount shall be translated into Canadian dollars on such date at the Canadian Dollar Equivalent thereof;

(cc)	“Offer to Acquire” shall include:

(i)	an offer to purchase, or a solicitation of an offer to sell Common Shares; and

(ii)	an acceptance of an offer to sell Common Shares, whether or not such offer to sell has been solicited;

or any combination thereof, and the Person accepting an offer to sell shall be deemed to be making an Offer to Acquire to the Person who made the offer to sell;

(dd)

“Offeror” shall mean a Person who has announced a current intention to make or who is making a Take-over Bid (including a Permitted Bid or a Competing Permitted Bid) but only so long as the Take-over Bid so made or announced has not been withdrawn or terminated or has not expired;

(ee)	“Permitted Acquisition” shall mean an acquisition of Common Shares of the Company by a Person

(i)

as a result of a stock dividend, a stock split or other event pursuant to which such Person receives or acquires Common Shares of the Company or Convertible Securities on the same pro rata basis as all other holders of Common Shares, or

(ii)	pursuant to a regular dividend reinvestment or other plan of the Company made available by the Company to the holders of Common Shares of the Company, or

(iii)

pursuant to the receipt and/or exercise of rights issued by the Company to all of the holders of Common Shares of the Company to subscribe for or purchase Common Shares of the Company or Convertible Securities, provided that such rights are acquired directly from the Company and not from any other Person, provided that the Person does not thereby acquire a greater percentage of Common Shares than the Person’s percentage of Common Shares Beneficially Owned immediately prior to such acquisition or exercise; or

(iv)

pursuant to a distribution to the public by the Company of Common Shares, or securities convertible into or exchangeable for Common Shares or Convertible Securities, pursuant to a prospectus, provided that the Person does not thereby acquire a greater percentage of such Common Shares or Convertible Securities or securities convertible into or exchangeable for Common Shares or Convertible Securities, so offered than the Person’s percentage of Common Shares Beneficially Owned immediately prior to such acquisition or to an amalgamation, merger or other statutory procedure requiring shareholders’ approval; or

(v)

pursuant to a distribution by the Company of Common Shares or Convertible Securities by way of a private placement by the Company or upon the exercise by an individual employee of stock options granted under a stock option plan of the Company or rights to purchase securities granted under a share purchase plan of the Company, provided that (1) all necessary stock exchange approvals for such private placement, stock option plan or share purchase plan have been obtained and such private placement, stock option plan or share purchase plan complies with the terms and conditions of such approvals and (2) such Person does not become the Beneficial Owner of more than 25% of the Common Shares outstanding immediately prior to the distribution, and in making this determination the Common Shares to be issued to such Person in the distribution shall be deemed to be held by such Person but shall not be included in the aggregate number of outstanding Common Shares immediately prior to the distribution;

(ff)	“Permitted Bid” means a Take-over Bid that is made by means of a Take-over Bid circular and that also complies with the following additional provisions:

(i)	the Take-over Bid is made to all holders of Common Shares of the Company as registered on the books of the Company, other than the Offeror;

(ii)

the Take-over Bid contains, and the take-up and payment for Common Shares tendered or deposited thereunder are subject to, an irrevocable and unqualified condition that no Common Shares shall be taken up and paid for pursuant to the Take-over Bid prior to the Close of Business on the date which is not less than 60 days after the date of the Takeover Bid and only if at such date more than 50% of the Common Shares then outstanding held by Independent Shareholders, shall have been deposited or tendered pursuant to the Take-over Bid and not withdrawn;

(iii)

the Take-over Bid contains an irrevocable and unqualified provision that, unless the Take-over Bid is withdrawn, Common Shares may be deposited pursuant to such Takeover Bid at any time during the period of time between the date of the Take-over Bid and the date on which the Common Shares may be taken up and paid for and that any such shares deposited pursuant to the Take-over Bid may be withdrawn until taken up and paid for; and

(iv)

the Take-over Bid contains an irrevocable and unqualified provision that in the event that more than 50% of the Common Shares then outstanding held by Independent Shareholders shall have been deposited to the Take-over Bid as at the date of first take-up or payment for Common Shares under the Take-over Bid, the Offeror will make a public announcement of that fact and the Take-over Bid will remain open for deposits and tenders of Common Shares for not less than 10 Business Days from the date of such public announcement;

(gg)	“Permitted Bid Acquisition” shall have the meaning ascribed thereto in subclause 1.1(C)(ii)b.;

(hh)

“Person” shall include any individual, body corporate, firm, partnership, association, cooperative, trust, trustee, executor, administrator, legal personal representative, group, unincorporated organization, syndicate, government or governmental agency or instrumentality, or any other entity;

(ii)

“Record Time” shall mean the time (Minneapolis time) when the annual general meeting of shareholders of the Company for 2017 (currently scheduled as an annual general and special meeting on December 21, 2017), or any adjournment thereof, is terminated;

(jj)	“Right” shall have the meaning ascribed thereto in the recitals hereto;

(kk)

“Rights Agent” shall mean Computershare Investor Services Inc., a corporation existing under the federal laws of Canada, and having an office in Toronto, Ontario, and any successor Rights Agent appointed pursuant to the provisions hereof;

(11)	“Rights Certificates” shall mean the certificates representing the Rights after the Separation Time, which shall be in the form attached hereto as Exhibit A;

(mm)	“Rights Register” and “Rights Registrar” shall have the respective meanings ascribed thereto in subsection 2.3(a);

(oo)	“Securities Act (Ontario)” shall mean the Securities Act, R.S.O. 1990, c. S.5, as amended, and the regulations thereunder, and any comparable or successor laws or regulations thereto;

(pp)	“Separation Time” shall mean, subject to subsection 6.l(f), the Close of Business on the tenth Business Day after the earlier of:

(i)	the Stock Acquisition Date;

(ii)

the date of the commencement of, or first public announcement of the intent of any Person (other than the Company or any Subsidiary of the Company) to commence a Take-over Bid (other than a Permitted Bid or a Competing Permitted Bid, as the case may be); and

(iii)	the date on which a Permitted Bid or Competing Permitted Bid ceases to qualify as such;

or such later time as may be determined by the Board of Directors acting in good faith; provided that if the Take-over Bid expires, or is cancelled, terminated or otherwise withdrawn prior to the Separation Time, such Take-over Bid shall be deemed, for the purposes of this subsection 1.1(pp), never to have been made and provided further that if the Board of Directors determines pursuant to section 6.1 hereof to waive the application of section 4.1 to a Flip-in Event, the Separation Time in respect of such Flip-in Event shall be deemed never to have occurred;

(qq)	“Shares” shall mean the shares in the capital of the Company;

(rr)	“Share Reduction” shall have the meaning ascribed thereto in subclause l. l(c)(ii)a.;

(ss)

“Stock Acquisition Date” shall mean the date of the first public announcement (which for purposes of this definition includes, without limitation, a report filed pursuant to applicable securities legislation) of facts indicating that a Person has become an Acquiring Person;

(tt)	“Subsidiary” of a Person shall have the meaning ascribed thereto in the Securities Act (Ontario);

(uu)

“Take-over Bid” shall mean an Offer to Acquire Common Shares of the Company or other securities convertible into Common Shares of the Company, where the Common Shares or other securities of the Company subject to the Offer to Acquire are acquired at the date of such Offer to Acquire by the Person making such Offer to Acquire, together with the Common Shares Beneficially Owned by the Person making the Offer to Acquire would constitute in the aggregate 20% or more of the outstanding Common Shares of the Company;

(vv)	“Termination Time” shall mean the time at which the right to exercise Rights shall terminate pursuant to subsection 6.l(e) or section 6.15;

(ww)

“Trading Day”, when used with respect to any securities, shall mean a day on which the principal United States or Canadian securities exchange on which such securities are listed or admitted to trading is open for the transaction of business or, if the securities are not listed or admitted to trading on any United States or Canadian securities exchange, a Business Day;

(xx)	“U.S.-Canadian Exchange Rate” shall mean on any date:

(i)	the average noon spot rate of exchange for the conversion of one United States dollar into Canadian dollars, if such rate is published by Bloomberg L.P.; and

(ii)

in any other case, the rate for such date for the conversion of one United States dollar into Canadian dollars which shall be calculated in the manner determined by the Board of Directors from time to time acting in good faith;

(yy)

“U.S. Dollar Equivalent” of any amount which is expressed in Canadian dollars shall mean on any date the United States dollar equivalent of such amount determined by multiplying such amount by the Canadian-U.S. Exchange Rate in effect on such date.

1.2	Currency

All sums of money which are referred to in this Agreement are expressed in lawful money of the United States, unless otherwise specified.

1.3	Descriptive Headings

Descriptive headings appear herein for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

1.4	References to Agreement

References to “this Agreement”, “hereto”, “herein”, “hereby”, “hereunder”, “hereof”, and similar expressions refer to this Agreement, as amended or supplemented from time to time, and not to any particular Article, section, subsection, clause, subclause, subdivision or other portion hereof and include any and every instrument supplemental or ancillary hereto.

1.5	Calculation of Number and Percentage of Beneficial Ownership of Outstanding Common Shares

(a)

For the purposes of this Agreement, in determining the percentage of the outstanding Common Shares of the Company with respect to which a Person is or is deemed to be the Beneficial Owner, all unissued Common Shares of the Company of which such Person is deemed to be the Beneficial Owner shall be deemed to be outstanding.

(b)	The percentage of outstanding Common Shares of the Company Beneficially Owned by any Person shall, for the purposes of this Agreement, be and be deemed to be the product determined by the formula:

100 x A

  B

where: A = the number of votes for the election of all directors generally attaching to the Common Shares Beneficially Owned by such Person; and

B = the number of votes for the election of all directors generally attaching to all outstanding Common Shares of the Company.

1.6	Acting Jointly or in Concert

For purposes of this Agreement, a Person shall be acting jointly or in concert with another Person if such Person has any agreement, arrangement or understanding (whether formal or informal and whether or not in writing) with such other Person to acquire, or Offer to Acquire any Common Shares of the Company (other than customary agreements with and between underwriters and banking group or selling group members with respect to a distribution of securities by way of a prospectus or by way of a private placement or pursuant to a pledge of securities in the ordinary course of business).

1.7	Application of Statutes, Regulations and Rules

Where a statute, regulation, or rule is referred to in a definition or other provision of this Agreement, it shall be conclusively deemed to have application in the contemplated circumstances notwithstanding that such statute, regulation or rule might not, but for the provisions of this section 1.7 have application for want of jurisdiction or otherwise.

ARTICLE 2 - THE RIGHTS

2.1	Legend on Certificates

(a)

Certificates for Common Shares issued after the Record Time but prior to the Close of Business on the earlier of the Separation Time and the Expiration Time shall evidence, one Right for each Common Share evidenced thereby and shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

UNTIL THE SEPARATION TIME (AS DEFINED IN THE RIGHTS AGREEMENT REFERRED TO BELOW), THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN A SHAREHOLDER RIGHTS PLAN AGREEMENT MADE AS OF DECEMBER 21, 2017 (THE “RIGHTS AGREEMENT”) BETWEEN DIAMEDICA THERAPEUTICS INC. (THE “COMPANY”) AND COMPUTERSHARE INVESTOR SERVICES INC., AS RIGHTS AGENT, (AS THE SAME MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME IN ACCORDANCE WITH THE TERMS THEREOF) THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH MAY BE INSPECTED DURING NORMAL BUSINESS HOURS AT THE HEAD OFFICE OF THE COMPANY. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT SUCH RIGHTS MAY BE TERMINATED, MAY EXPIRE, MAY BECOME VOID (IF, IN CERTAIN CASES, THEY ARE “BENEFICIALLY OWNED” BY AN “ACQUIRING PERSON”, AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT, WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR ANY SUBSEQUENT HOLDER) OR MAY BE EVIDENCED BY SEPARATE CERTIFICATES AND MAY NO LONGER BE EVIDENCED BY THIS CERTIFICATE. THE COMPANY WILL MAIL OR ARRANGE FOR THE MAILING OF A COPY OF THE RIGHTS AGREEMENT TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE AS SOON AS IS PRACTICABLE UPON RECEIPT OF A WRITTEN REQUEST THEREFOR.

Certificates representing Common Shares that are issued and outstanding at the Record Time shall evidence one Right for each Common Share evidenced thereby, notwithstanding the absence of the foregoing legend until the earlier of the Separation Time and the Expiration Time.

(b)	To the extent that Common Shares are held in uncertificated form through the book based system, the foregoing shall be deemed to apply to such Common Shares.

2.2	Execution, Authentication, Delivery and Dating of Rights Certificates

(a)

The Rights Certificates shall be executed on behalf of the Company by any of the Chairman of the Board, the President and Chief Executive Officer, or the Chief Financial Officer, together with any other of such persons or together with any one of the Secretary or any other officer of the Company. The signature of any such officers of the Company on the Rights Certificates may be manual or facsimile. Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.

(b)

Promptly after the Company learns of the Separation Time, the Company will notify the Rights Agent of such Separation Time and will deliver Rights Certificates executed by the Company to the Rights Agent for countersignature and disclosure statement describing the Rights, and the Rights Agent shall manually (or by facsimile signature in a manner satisfactory to the Company) countersign and deliver such Rights Certificates to the holders of the Rights pursuant to subsection 3.l(d). No Rights Certificate shall be valid for any purpose until countersigned by the Rights Agent as aforesaid.

(c)	Each Rights Certificate shall be dated the date of the countersignature thereof.

2.3	Registration, Registration of Transfer and Exchange

(a)

After the Separation Time, the Company will cause to be kept a register (the “Rights Register”) in which, subject to such reasonable regulations as it may prescribe, the Company will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed the “Rights Registrar” for the purpose of maintaining the Rights Register for the Company and registering Rights and transfers of rights as herein provided. In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times. After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of subsection 2.3(c), the Company will execute, and the Rights Agent will countersign, register and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificates so surrendered.

(b)

All Rights issued upon any registration of transfer or exchange of Rights Certificates shall be valid obligations of the Company, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

(c)

Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder’s attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this section 2.3, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) in connection therewith.

2.4	Mutilated, Destroyed, Lost and Stolen Rights Certificates

(a)

If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, the Company shall execute and the Rights Agent shall manually or by facsimile countersign and deliver in exchange therefore a new Rights Certificate evidencing the same number of Rights as the Rights Certificate so surrendered.

(b)

If there shall be delivered to the Company and the Rights Agent prior to the Expiration Time: (i) evidence to their satisfaction of the destruction, loss, or theft of any Rights Certificate; and (ii) such security or indemnity as may be required by each of them to save each of them in their sole discretion and any of their agents harmless, then, in the absence of notice to the Company or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost, or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost, or stolen.

(c)

As a condition to the issuance of any new Rights Certificate under this section 2.4, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) in connection therewith.

(d)

Every new Rights Certificate issued pursuant to this section 2.4 in lieu of any destroyed, lost, or stolen Rights Certificate shall evidence the contractual obligation of the Company, whether or not the destroyed, lost, or stolen Rights Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued by the Company.

2.5	Persons Deemed Owners of Rights

Prior to due presentment of a Rights Certificate, the Company, the Rights Agent, and any agent of the Company or the Rights Agent may deem and treat the Person in whose name such Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby, for all purposes whatsoever. As used in this Agreement, unless the context otherwise requires, the term “holder” of any Rights shall mean the registered holder of such Rights (or, prior to the Separation Time, the associated Common Shares).

2.6	Delivery and Cancellation of Certificates

All Rights Certificates surrendered upon exercise or for redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Company may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificate shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided for in this section 2.6, except as expressly permitted by this Agreement. The Rights Agent shall, subject to applicable law, destroy all cancelled Rights Certificates and deliver a certificate of destruction to the Company upon request.

2.7	Agreement of Rights Holders

Every holder of Rights by accepting such Rights consents and agrees with the Company and the Rights Agent and with every other holder of Rights:

(a)	to be bound by and subject to the provisions of this Agreement, as amended from time to time in accordance with the terms hereof, in respect of the Rights held;

(b)	that prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the associated Common Share;

(c)	that after the Separation Time, the Rights Certificates will be transferable only upon registration of the transfer on the Rights Register as provided herein;

(d)

that prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate, if any) for registration of transfer, the Company, the Rights Agent, and any agent of the Company or the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate, if any) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on such Rights Certificate or the associated Common Share certificate, if any, made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary;

(e)	that such holder of Rights is not entitled to receive any fractional Rights or any fractional Common Shares upon exercise of a Right (except as provided herein);

(f)

subject to the provisions of Section 6.5 that without the approval of any holder of Rights and upon the sole authority of the Board of Directors acting in good faith, this Agreement may be supplemented or amended from time to time pursuant to and as provided herein; and

(g)

notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent and their respective directors, officers, employees, and agents shall have any liability to any holder of a Right or any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, or ruling issued by a court of competent jurisdiction or by a governmental, regulatory, or administrative agency or commission, or any statute, rule, regulation, or executive order promulgated or enacted by such governmental or regulatory authority, prohibiting or otherwise restraining performance of such obligation.

2.8	Rights Certificate Holder Not Deemed a Shareholder

No holder, as such, of any Right or Rights Certificate shall be entitled to vote, receive dividends, or be deemed for any purpose whatsoever the holder of any Common Share which may at any time be issuable on the exercise of such Right, nor shall anything contained herein or in any Rights Certificate be construed or deemed to confer upon the holder of any Right or Rights Certificate, as such, any of the rights, titles, benefits, or privileges of a shareholder of the Company or any right to vote at any meeting of shareholders of the Company whether for the election of directors or otherwise or upon any matter submitted to holders of any Shares at any meeting thereof, or to give or withhold consent to any action of the Company, or to receive notice of any meeting or other action affecting any shareholder of the Company except as expressly provided herein, or to receive dividends, distributions, or subscription rights, or otherwise, until the Right or Rights evidenced by any Rights Certificate shall have been duly exercised in accordance with the terms and provisions hereof.

ARTICLE 3 - EXERCISE OF THE RIGHTS

3.1	Initial Exercise Price, Exercise of Rights, Detachment of Rights

(a)

Subject to adjustment as herein set forth, from and after the Separation Time and prior to the Expiration Time, each Right will entitle the holder thereof to purchase one Common Share for the Exercise Price (or its U.S. Dollar Equivalent) as at the Close of Business on the day immediately preceding the date of the exercise of the Right (which Exercise Price and number of Common Shares are subject to adjustment as set forth below). Notwithstanding any other provision of this Agreement, any Rights held by the Company or any of its Subsidiaries shall be void.

(b)	Until the Separation Time:

(i)	the Rights shall not be exercisable and no Right may be exercised; and

(ii)

each Right will be evidenced by the certificate for the associated Common Share, if a registered holder holds a physical certificate, registered in the name of the holder thereof (which certificate shall also be deemed to be a Rights Certificate) and will be transferable only together with, and will be transferred by a transfer of, such associated Common Share.

(c)	From and after the Separation Time and prior to the Expiration Time:

(i)	the Rights shall be exercisable; and

(ii)	the registration and transfer of the Rights shall be separate from and independent of the Common Shares.

(d)

Promptly following the Separation Time, the Company will prepare and the Rights Agent will mail to each holder of record of Common Shares as of the Separation Time (other than an Acquiring Person and other than, in respect of any Rights Beneficially Owned by such Acquiring Person which are not held of record by such Acquiring Person, the holder of record of such Rights (a “Nominee”)), at such holder’s address as shown by the records of the Company (and the Company hereby agrees to furnish copies of such records to the Rights Agent for this purpose):

(i)

a Rights Certificate representing the number of Rights held by such holder at the Separation Time in substantially the form of Exhibit A hereto, appropriately completed and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law, rule, regulation, or judicial or administrative order, or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform to usage; and

(ii)	a disclosure statement describing the Rights;

provided that a Nominee shall be sent the materials provided for in clauses 3.1(d)(i) and 3.l(d)(ii) only in respect of all Common Shares held of record by it which are not Beneficially Owned by an Acquiring Person.

(e)	Rights may be exercised in whole or in part on any Business Day after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent:

(i)	the Rights Certificate evidencing such Rights;

(ii)

an election to exercise such Rights (an “Election to Exercise”), substantially in the form attached to the Rights Certificate, duly completed and executed by the holder or his executors or administrators or other personal representatives or his or their legal attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Rights Agent; and

(iii)

payment by certified cheque, banker’s draft, or money order payable to the order of the Rights Agent, of a sum equal to the applicable Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates, if such certificates are in physical form, for the relevant Common Shares in a name other than that of the holder of the Rights being exercised. The Rights Agent may retain any cash balance held in connection with this Agreement and may, but need not, hold same in its deposit department or the deposit department of one of its Affiliates; but the Rights Agent and its Affiliates shall not be liable to account for any profit to the Company or any other person or entity other than at a rate, if any, established from time to time by the Rights Agent or one of its Affiliates.

(f)

Upon receipt of the Rights Certificate which is accompanied by a completed Election to Exercise (provided that such Right is not null and void pursuant to subsection 4.1(b)) and payment as set forth in clause 3.l(e)(iii), the Rights Agent (unless otherwise instructed in writing by the Company in the event that the Company is of the opinion that the Rights cannot be exercised in accordance with this Agreement) will thereupon promptly:

(i)

requisition from the transfer agent for the Common Shares certificates, if such certificates are in physical form, representing the number of such Common Shares to be purchased (the Company hereby irrevocably authorizing its transfer agents to comply with all such requisitions);

(ii)	when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuing fractional Common Shares;

(iii)

after receipt of such Common Share certificate, if any, referred to in clause 3.l(f)(i), deliver the same to or to the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder;

(iv)	when appropriate, after receipt, deliver such cash referred to in clause 3.l(f)(ii) to or to the order of the registered holder of the Rights Certificate; and

(v)	tender to the Company all payments received on exercise of the Rights.

(g)

In case the holder of any Rights shall exercise less than all the Rights evidenced by such holder’s Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised will be issued by the Rights Agent to such holder or to such holder’s duly authorized assigns.

(h)	The Company covenants and agrees that it will:

(i)

take all such reasonable action as may be necessary and within its power to ensure that all Common Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates representing such Common Shares if held in physical form, or at the time such Common Shares are confirmed to be held in uncertificated form (subject to payment of the Exercise Price), be duly and validly authorized, issued and delivered as fully paid and non-assessable;

(ii)

take all such actions as may be necessary and within its power to comply with any applicable requirements of the Corporations Act, the Securities Act (Ontario), and the securities act or comparable legislation of each of the other provinces of Canada, the 1933 Securities Act and the 1934 Exchange Act (if applicable) and any other applicable law, rule, or regulation, in connection with the issuance and delivery of the Rights Certificates and the issuance of any Common Shares upon exercise of Rights;

(iii)

use reasonable efforts to cause all Common Shares issued upon exercise of Rights to be listed on the principal exchanges on which the Common Shares were traded immediately prior to the Stock Acquisition Date;

(iv)

cause to be reserved and kept available out of its authorized and unissued Common Shares the number of Common Shares that, as provided in this Agreement, will from time to time be sufficient to permit the exercise in full of all outstanding Rights; and

(v)

pay when due and payable any and all federal and provincial transfer taxes (for greater certainty not including any income taxes of the holder or exercising holder or any liability of the Company to withhold tax) which may be payable in respect of the original issuance or delivery of the Rights Certificates, provided that the Company shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Common Shares, or entering Common Shares in the registers maintained for such purpose if such Common Shares are held in uncertificated form, in a name other than that of the holder of the Rights being transferred or exercised.

3.2	Adjustments to Exercise Price, Number of Rights

The Exercise Price, the number of Common Shares (or other securities) subject to purchase upon the exercise of each Right, and the number of Rights outstanding are subject to adjustment from time to time as provided in this section 3.2.

(a)	In the event the Company shall at any time after the Record Time and prior to the Expiration Time:

(i)

declare or pay a dividend on the Common Shares payable in Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares or other capital stock of the Company) other than pursuant to any dividend reinvestment program;

(ii)	subdivide or change the outstanding Common Shares of any class into a greater number of Common Shares; or

(iii)	combine or change the outstanding Common Shares of any class into a smaller number of Common Shares; or

(iv)

issue any new Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares) in respect of, in lieu of or in exchange for existing Common Shares, in a reclassification, amalgamation, merger, statutory arrangement or consolidation, the Exercise Price and the number of Rights outstanding, or, if the payment or effective date therefor shall occur after the Separation Time, the securities purchasable upon exercise of Rights shall be adjusted in the manner set forth below.

If the Exercise Price and the number of Rights outstanding are to be adjusted:

(i)

the Exercise Price in effect after such adjustment will be equal to the Exercise Price in effect immediately prior to such adjustment divided by the number of Common Shares (or other capital stock) (the “Expansion Factor”) that a holder of one Common Share immediately prior to such dividend, subdivision, change, consolidation, or issuance would hold thereafter as a result thereof (assuming the exercise of all such exchange or conversion rights, if any); and

(ii)	each Right held prior to such adjustment will become that number of Rights equal to the Expansion Factor,

and the adjusted number of Rights will be deemed to be distributed among the Common Shares with respect to which the original Rights were associated (if they remain outstanding) and the Common Shares issued in respect of such dividend, subdivision, change, consolidation or issuance, so that each such Common Share (or other capital stock) will have exactly one Right associated with it.

If the securities purchasable upon exercise of Rights are to be adjusted, the securities purchasable upon exercise of each Right after such adjustment will be the securities that a holder of the securities purchasable upon exercise of one Right immediately prior to such dividend, subdivision, change, consolidation, or issuance would hold immediately thereafter as a result thereof. To the extent that such rights of exchange, conversion, or acquisition are not exercised prior to the expiration thereof, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect based on the number of Common Shares (or securities convertible into or exchangeable for Common Shares) actually issued upon the exercise of such rights.

If an event occurs which would require an adjustment under both this section 3.2 and section 4.1, the adjustment provided for in this section 3.2 shall be in addition to, and shall be made prior to, any adjustment required under section 4.1.

If the Company shall at any time after the Record Time and prior to the Separation Time issue any Common Shares otherwise than in a transaction referred to in this subsection 3.2(a), each such Common Share so issued shall automatically have one new Right associated with it, which Right shall be evidenced by the certificate representing such Common Share.

(b)

In case the Company shall at any time after the Record Time and prior to the Separation Time fix a record date for the issuance of rights, options, or warrants to all holders of Common Shares entitling them to subscribe for or purchase (for a period expiring within 45 calendar days after such record date) Common Shares (or shares having the same rights, privileges, and preferences as Common Shares (“equivalent Common Shares”)) or securities convertible into Common Shares or equivalent Common Shares at a price per Common Share or per equivalent Common Share (or having a conversion price per share, if a security convertible into Common Shares or equivalent Common Shares) less than 90% of the Market Price per Common Share on such record date, the Exercise Price in respect of the Rights to be in effect after such record date shall be determined by multiplying the Exercise Price in respect of the Rights in effect immediately prior to such record date by a fraction: (i) the numerator of which shall be the number of Common Shares outstanding on such record date, plus the number of Common Shares that the aggregate offering price of the total number of Common Shares and/or equivalent Common Shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Market Price per Common Share; and (ii) the denominator of which shall be the number of Common Shares outstanding on such record date, plus the number of additional Common Shares and/or equivalent Common Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Such adjustment shall be made successively whenever such a record date is fixed and, in the event that such rights or warrants are not so issued, the Exercise Price in respect of the Rights shall be readjusted to be the Exercise Price which would then be in effect if such record date had not been fixed. To the extent that such rights of conversion, exchange or purchase are not exercised prior to the expiration thereof, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect based on the number of Common Shares (or securities convertible into or exchangeable or exercisable for Common Shares) actually issued upon the exercise of such rights.

(c)

For purposes of this Agreement, the granting of the right to purchase Common Shares (whether from treasury or otherwise) pursuant to a dividend or interest reinvestment plan or any Common Share purchase plan providing for the reinvestment of dividends or interest payable on the securities of the Company or the investment of periodic optional payments or any employee benefit, stock option, or similar plans shall be deemed not to constitute an issue of rights, options, or warrants by the Company; provided, however, that in all such cases the right to purchase Common Shares is at a price per share of not less than 90% of the current market price per share (determined as provided in such plans) of Common Shares.

(d)

In case the Company shall at any time after the Record Time and prior to the Separation Time fix a record date for a distribution to all holders of Common Shares (including any such distribution made in connection with a merger in which the Company is the continuing Company) of evidences of indebtedness or assets, including cash (other than a dividend paid in the ordinary course or a dividend paid in Common Shares, but including any dividend payable in securities other than Common Shares), or subscription rights or warrants entitling them to subscribe for or purchase Common Shares (excluding those referred to in subsection 3.2(b)) at a price per Common Share that is less than 90% of the Market Price per Common Share on such record date, the Exercise Price in respect of the Rights to be in effect after such record date shall be determined by multiplying the Exercise Price in respect of the Rights in effect immediately prior to such record date by a fraction: (i) the numerator of which shall be the Market Price per Common Share on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a Common Share; and (ii) the denominator of which shall be such Market Price per Common Share. Such adjustments shall be made successively whenever such a record date is fixed and, in the event that such distribution is not so made, the Exercise Price in respect of the Rights shall be adjusted to be the Exercise Price in respect of the Rights which would have been in effect if such record date had not been fixed.

(e)

Notwithstanding anything herein to the contrary, no adjustment in an Exercise Price shall be required unless such adjustment would require an increase or decrease of at least l% in such Exercise Price; provided, however, that any adjustments which by reason of this subsection 3.2(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this section 3.2 shall be made to the nearest cent or to the nearest ten-thousandth of a Common Share or other share, as the case may be. Notwithstanding the first sentence of this subsection 3.2(e), any adjustment required by this section 3.2 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment and (ii) the Expiration Time.

(f)

Subject to the prior consent of the holders of Common Shares or Rights obtained in accordance with the provisions of Article 6, as applicable, in the event the Company shall at any time after the Record Time and prior to the Separation Time issue any shares of capital stock (other than Common Shares), or rights or warrants to subscribe for or purchase any such capital stock, or securities convertible into or exchangeable for any such capital stock, in a transaction referred to in clauses 3.2(a)(i) or 3.2(a)(iv), if the Board of Directors acting in good faith determines that the adjustments contemplated by subsections 3.2(a), 3.2(b) and 3.2(c) above in connection with such transaction will not appropriately protect the interests of the holders of Rights, the Company may determine what other adjustments to the Exercise Price, number of Rights or securities purchasable upon exercise of Rights would be appropriate and, notwithstanding subsections 3.2(a), 3.2(b) and 3.2(c) above, such adjustments (rather than the adjustment contemplated by subsections 3.2(a), 3.2(b) and 3.2(c)), shall be made. The Company and the Rights Agent at the written direction of the Company shall amend this Agreement as appropriate to provide for such adjustments.

(g)

If, as a result of an adjustment made pursuant to section 4.1, the holder of any Right thereafter exercised shall become entitled to receive any Shares other than Common Shares, thereafter the number of such other Shares so receivable upon exercise of any Right and the applicable Exercise Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as is practicable to the provisions with respect to the Common Shares contained in this section 3.2, and the provisions of this Agreement with respect to the Common Shares shall apply on like terms to any such other Shares.

(h)

All Rights originally issued by the Company subsequent to any adjustment made to an Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, that number of Common Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(i)

Unless the Company shall have exercised its election as provided in subsection 3.2(j), upon each adjustment of an Exercise Price as a result of the calculations made in subsections 3.2(b) and 3.2(d), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Common Shares (calculated to the nearest one ten-thousandth) determined by:

(i)	multiplying:

a.	the number of such Common Shares which would have been issuable upon the exercise of a Right immediately prior to this adjustment; by

b.	the relevant Exercise Price in effect immediately prior to such adjustment of the Relevant Exercise Price; and

(ii)	dividing the product so obtained by the relevant Exercise Price in effect immediately after such adjustment of the relevant Exercise Price.

(j)

The Company may elect on or after the date of any adjustment of an Exercise Price to adjust the number of Rights, in lieu of any adjustment in the number of Common Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Common Shares for which such a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the relevant Exercise Price in effect immediately prior to adjustment of the relevant Exercise Price by the relevant Exercise Price in effect immediately after adjustment of the relevant Exercise Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the relevant Exercise Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this subsection 3.2(j), the Company shall, as promptly as is practicable, cause to be distributed to holders of record of Rights Certificates on such record date, Rights Certificates evidencing, subject to section 6.4, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates to be so distributed shall be issued, executed, and countersigned in the manner provided for herein and may bear, at the option of the Company, the relevant adjusted Exercise Price and shall be registered in the names of holders of record of Rights Certificates on the record date specified in the public announcement.

(k)

Irrespective of any adjustment or change in an Exercise Price or the number of Common Shares issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the relevant Exercise Price per Common Share and the number of Common Shares which were expressed in the initial Rights Certificates issued hereunder.

(1)

In any case in which this section 3.2 shall require that an adjustment in an Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, the issuance to the holder of any Right exercised after such record date of the number of Common Shares and other securities of the Company, if any, issuable upon such exercise over and above the number of Common Shares and other securities of the Company, if any, issuable upon such exercise on the basis of the relevant Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional Common Shares (fractional or otherwise) or other securities upon the occurrence of the event requiring such adjustment.

(m)	Notwithstanding anything in this section 3.2 to the contrary, the Company shall be entitled to make such reductions in each Exercise Price in addition to those adjustments expressly required by this section 3.2, as and to the extent that in its good faith judgment the Board of Directors shall determine to be advisable in order that any: (i) consolidation or subdivision of Common Shares; (ii) issuance wholly for cash of any Common Share or securities that by their terms are convertible into or exchangeable for Common Shares; (iii) stock dividends; or (iv) issuance of rights, options or warrants referred to in this section 3.2 hereafter made by the Company to holders of its Common Shares shall not be taxable to such shareholders.

(n)

The Company covenants and agrees that, after the Separation Time, it will not, except as permitted by section 6.1 or 6.5, take (or permit any Subsidiary of the Company to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

(o)

Whenever an adjustment to the Exercise Price or a change in the securities purchasable upon exercise of the Rights is made at any time after the Separation Time pursuant to this Section 3.2, the Company shall promptly:

(i)	File with the Rights Agent and with the transfer agent for the Common Shares a certificate specifying the particulars of such adjustment or change; and

(ii)

Cause notice of the particulars of such adjustment or change to be given to the holders of the Rights; provided that failure to file such certificate or cause such notice to be given as aforesaid, or any defect therein, shall not affect the validity of any such adjustment or change.

3.3	Date on Which Exercise is Effective

Each Person in whose name any certificate for Common Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered (together with a duly completed Election to Exercise) and payment of the relevant Exercise Price for such Rights (and any applicable transfer taxes and other governmental charges payable by the exercising holder hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the relevant Common Share transfer books of the Company are closed, such Person shall be deemed to have become the holder of record of such Common Shares on, and such certificate shall be dated, the next succeeding Business Day on which the relevant Common transfer books of the Company are open.

ARTICLE 4 - ADJUSTMENTS TO THE RIGHTS
IN THE EVENT OF CERTAIN TRANSACTIONS

4.1	Flip-in Event

(a)

Subject to subsection 4.l(b) and subsections 6.l(f), 6.l(g) and 6.l(h), in the event that prior to the Expiration Time a Flip-in Event shall occur, each Right shall constitute, effective on and after the later of its date of issue and the Close of Business on the tenth Trading Day following the Stock Acquisition Date, the right to purchase from the Company, upon payment of the relevant Exercise Price and otherwise exercising such Right in accordance with the terms hereof, that number of Common Shares having an aggregate Market Price on the date of consummation or occurrence of such Flip-in Event equal to twice the relevant Exercise Price for an amount in cash equal to the relevant Exercise Price (such right to be appropriately adjusted in a manner analogous to the applicable adjustments provided for in section 3.2 upon each occurrence after the Stock Acquisition Date of any event analogous to any of the events described in section 3.2).

(b)

Notwithstanding anything in this Agreement to the contrary, upon the occurrence of any Flip-in Event, any Rights that are or were Beneficially Owned on or after the earlier of the Separation Time and the Stock Acquisition Date by: (i) an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person); or (ii) a transferee or other successor in title, directly or indirectly, (a “Transferee”) of Rights held by an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person) who becomes a Transferee concurrently with or subsequent to the Acquiring Person becoming an Acquiring Person in a transfer that the Board of Directors has determined is part of a plan, arrangement or scheme of an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person), that has the purpose of avoiding the effect of this subsection 4.1(b) shall become null and void without any further action, and any holder of such Rights (including any Transferee) shall not have any right whatsoever to exercise such Rights under any provision of this Agreement and shall not have thereafter any other rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The holder of any Rights represented by a Rights Certificate which is submitted to the Rights Agent upon exercise or for registration of transfer or exchange which does not contain the necessary certifications set forth in the Rights Certificate establishing that such Rights are not void under this subsection 4.1(b) shall be deemed to be an Acquiring Person for the purposes of this subsection 4.1(b) and such Rights shall become null and void.

(c)

In the event that there shall not be sufficient Common Shares authorized for issuance to permit the exercise in full of the Rights in accordance with this section 4.1 the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon the exercise of the Rights.

(d)

From and after the Separation Time, the Company shall do all such acts and things as shall be necessary and within its power to ensure compliance with the provisions of this section 4.1 including, without limitation, all such acts and things as may be required to satisfy the requirements of the Corporations Act, the Securities Act (Ontario), or comparable legislation of each of the provinces of Canada, if necessary, in respect of the issue of Common Shares upon the exercise of Rights in accordance with this Agreement.

(e)

Any Rights Certificate that represents Rights Beneficially Owned by a Person described in subsection 4.l(b) or transferred to any nominee of any such Person, and any Rights Certificate issued upon transfer, exchange, replacement, or adjustment of any other Rights Certificate referred to in this sentence, shall contain the following legend:

“The Rights represented by this Certificate were issued to a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) or a Person acting jointly or in concert with any of them. This Rights Certificate and the Rights represented hereby shall become void in the circumstances specified in subsection 4.1(b) of the Rights Agreement.”

provided that the Rights Agent shall not be under any responsibility to ascertain the existence of facts that would require the imposition of such legend but shall be required to impose such legend only if instructed to do so by the Company in writing or if a holder fails to certify upon transfer or exchange in the space provided on the Rights Certificate that such holder is not a Person described in such legend.

4.2	Compliance with Anti-Money Laundering Legislation

The Rights Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Rights Agent reasonably determines that such an act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation, or guideline. Further, should the Rights Agent reasonably determine at any time that its acting under this Agreement has resulted in it being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation, or guideline, then it shall have the right to resign on ten (10) Business Days’ written notice to the Corporation, provided: (i) that the Rights Agent’s written notice shall describe the circumstances of such noncompliance; and (ii) that if such circumstances are rectified to the Rights Agent’s satisfaction within such ten (10) Business Day period, then such resignation shall not be effective.

ARTICLE 5 - THE RIGHTS AGENT

5.1	General

(a)

The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint one or more Co-Rights Agents as it may deem necessary or desirable subject to the approval of the Rights Agent. In the event the Company appoints one or more Co-Rights Agents, the respective duties of the Rights Agents and Co-Rights Agents shall be as the Company may determine with the approval of the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by them from time to time, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent, its offices, directors, employees, and agents for, and to hold them harmless against, all losses, damages, costs, charges, counsel fees, payments, expenses, and liabilities, incurred without negligence, bad faith, or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability, which right to indemnification will survive the termination of this Agreement or the resignation or removal of the Rights Agent.

(b)

The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered, or omitted by it (without negligence, bad faith, or willful misconduct on the part of the Rights Agent) in connection with its administration of this Agreement in reliance upon any certificate for Common Shares, Rights Certificate, certificate for Shares of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed, and, where necessary, verified or acknowledged, by the proper Person or Persons.

(c)

The Company shall inform the Rights Agent in a reasonably timely manner of events which may materially affect the administration of this Agreement by the Rights Agent and shall, at any time, upon request by the Rights Agent provide to the Rights Agent an incumbency certificate certifying the then current officers of the Company.

(d)

In the absence of negligence, bad faith, or willful misconduct on its part, the Rights Agent shall not be liable for any action taken, suffered, or omitted by it or for any error of judgement made by it in the performance of its duties under this Agreement. In no event will the Rights Agent be liable for special, indirect, consequential, or punitive loss or damages of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the possibility of such damages. Any liability of the Rights Agent will be limited in the aggregate to an amount equal to the annual fee paid by the Company pursuant to this Agreement.

(e)

In the event any question or dispute arises with respect to the Rights Agent’s duties hereunder, the Rights Agent shall not be required to act or be held liable or responsible for its failure or refusal to act until the question or dispute has been (i) judicially settled (and, if appropriate the Rights Agent may file a suit in interpleader or for a declaratory judgement for such purpose) by final judgement by a court of competent jurisdiction that is binding on all parties in the matter and is no longer subject to review or appeal, or (ii) settled by written document in form and substance satisfactory to the Rights Agent and executed by the Company. In addition, the Rights Agent may require for such purpose, but shall not be obligated to require, the execution of such written settlement by parties that may have an interest in the settlement.

5.2	Merger or Amalgamation or Change of Name of Rights Agent

(a)

Any Company into which the Rights Agent or any successor Rights Agent may be merged or amalgamated or with which it may be consolidated, or any Company resulting from any merger, amalgamation or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any Company succeeding to the shareholder or stockholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Company would be eligible for appointment as a successor Rights Agent under the provisions of section 5.4. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

(b)

In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

5.3	Duties of Rights Agent

The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a)

the Rights Agent may retain and consult with legal counsel (who may be legal counsel for the Company) and the opinion of such legal counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion; the Rights Agent may also, with the approval of the Company (where such approval may reasonable be obtained and such approval not be unreasonably withheld), consult with such other experts as the Rights Agent shall consider necessary or appropriate to properly carry out the duties and obligations imposed under this Agreement (at the Company’s expense, which expenses must be reasonable in the circumstances) and the Rights Agent shall be entitled to act and rely in good faith on the advice of any such expert;

(b)

whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or refraining from taking any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a Person believed by the Rights Agent to be the Chairman of the Board, the President and Chief Executive Officer, the Chief Financial Officer or any Vice-President and by the Treasurer or any Assistant- Treasurer or the Secretary or any Assistant-Secretary of the Company and delivered to the Rights Agent and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate;

(c)	the Rights Agent will be liable hereunder only for its own gross negligence, bad faith, or willful misconduct;

(d)

the Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for Shares or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Company only;

(e)

the Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution, and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Share certificate or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate, nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to subsection 4.l(b)) or any adjustment required under the provisions of section 3.2 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by section 3.2 describing any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization of any Common Shares to be issued pursuant to this Agreement or any Rights or as to whether any Shares will, when issued, be duly and validly authorized, executed, issued, and delivered as fully paid and non-assessable;

(f)

the Company agrees that it will perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement;

(g)

the Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any Person believed by the Rights Agent to be the Chairman of the Board, the President and Chief Executive Officer, the Chief Financial Officer, any Vice-President or the Secretary or any Assistant-Secretary or the Treasurer or any Assistant-Treasurer of the Company, and to apply to such Persons for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such Person; it is understood that instructions to the Rights Agent will, except where circumstances make it impracticable or the Rights Agent otherwise agrees, be given in writing and, where not in writing, such instructions will be confirmed in writing as soon as reasonably possible after the giving of such instructions.

(h)

the Rights Agent and any shareholder or stockholder, director, officer, or employee of the Rights Agent may buy, sell, or deal in Shares, Rights, or other securities of the Company or become peculiarly interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity;

(i)

the Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect, or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof; and

(j)

the Rights Agent may retain any cash balance held in connection with this Agreement and may, but need not, hold same in its deposit department or the deposit department of one of its Affiliates; but the Rights Agent and its Affiliates shall not be liable to account for any profit to the Company or any other person or entity other than at a rate, if any, established from time to time by the Rights Agent or one of its Affiliates.

5.4	Change of Rights Agent

The Rights Agent may resign and be discharged from its duties under this Agreement upon ninety (90) days prior written notice (or such lesser notice as is acceptable to the Company) mailed to the Company and to each transfer agent of Shares by registered or certified mail, and to the holders of the Rights in accordance with section 6.8. The Company may remove the Rights Agent upon thirty (30) days prior written notice, mailed to the Rights Agent and to each transfer agent of the Shares by registered or certified mail, and to the holders of the Rights in accordance with section 6.8. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Company will appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of thirty (30) days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of any Rights (which holder shall, with such notice, submit such holder’s Rights Certificate for inspection by the Company), then by prior written notice to the Company, the Rights Agent (at the Company’s expense, which expenses must be reasonable in the circumstances) or the holder of any Rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor rights agent, whether appointed by the Company or by such a court, shall be a company incorporated under the laws of Canada or a province thereof and authorized to carry on the business required in order for such successor rights agent to fulfill its obligations under this Agreement in the Province of Ontario. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties, and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent, upon payment by the Company to the predecessor Rights Agent of all outstanding fees and expenses owed by the Company to the predecessor Rights Agent pursuant to this Agreement, shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Shares, and mail a notice thereof in writing to the holders of the Rights. Failure to give any notice provided for in this section 5.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

5.5	Fiduciary Duties of the Directors

Nothing contained herein shall be construed to suggest or imply that the Board of Directors shall not be entitled to recommend that holders of the Voting Shares and/or Convertible Securities reject or accept any Take-over Bid or take any other action including the commencement, prosecution, defense, or settlement of any litigation and the solicitation of additional or alternative Take-over Bids or other proposals to shareholders that the directors believe are necessary or appropriate in the exercise of their fiduciary duties.

ARTICLE 6 – MISCELLANEOUS

6.1	Redemption and Waiver

(a)

Subject to the prior consent of the holders of Common Shares or Rights obtained in accordance with subsection 6.5(b) or 6.5(c), as applicable, and prior to the occurrence of a Flip-in Event as to which the application of section 4.1 has not been waived pursuant to this section 6.1, the Board of Directors may, acting in good faith, elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.0001 per Right, appropriately adjusted in a manner analogous to the applicable adjustment provided for in section 3.2, if an event of the type analogous to any of the events described in section 3.2 shall have occurred (such redemption price being herein referred to as the “Redemption Price”).

(b)

If a Person acquires pursuant to a Permitted Bid, a Competing Permitted Bid, or an Exempt Acquisition outstanding Common Shares other than Common Shares Beneficially Owned by such Person at the date of the Permitted Bid, the Competing Permitted Bid, or such Exempt Acquisition, the Board of Directors of the Company shall, immediately upon such acquisition and without further formality be deemed to have elected to redeem the Rights at the Redemption Price.

(c)

Where a Take-over Bid that is not a Permitted Bid or a Competing Permitted Bid is withdrawn or otherwise terminated after the Separation Time has occurred and prior to the occurrence of a Flip- in Event, the Board of Directors may elect to redeem all the outstanding Rights at the Redemption Price.

(d)

Within 10 Business Days after the Board of Directors electing or being deemed to have elected to redeem the Rights or, if subsection 6.l (a) is applicable, within ten (10) Business Days after the holders of Common Shares or the holders of Rights have approved a redemption of Rights in accordance with subsection 6.5(b) or 6.5(c), as applicable, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to each such holder at his last address as it appears on the Rights Register or, prior to the Separation Time, on the register of Common Shares maintained by the Company’s transfer agent. Each such notice of redemption shall state the method by which the payment of the Redemption Price shall be made. The Company may not redeem, acquire or purchase for any value any Rights at any time in any manner other than that specifically set forth in this section 6.1 or in connection with the purchase of Common Shares prior to the Separation Time.

(e)

If the Board of Directors elects to or is deemed to have elected to redeem the Rights and, in circumstances where subsection 6.l(a) is applicable, such redemption is approved by the holders of Common Shares or the holders of Rights in accordance with subsection 6.5(b) or 6.5(c), as applicable, (i) the right to exercise the Rights will thereupon without further action and without notice terminate and the only right thereafter of the holder of a Right shall be to receive the Redemption Price, and (ii) no further Rights shall thereafter be issued.

(f)

Upon written notice to the Rights Agent, the Board of Directors may, in respect of any Flip-in Event waive the application of section 4.1 in respect of that Flip-in Event, provided that both of the following conditions are satisfied: (i) the Board of Directors had determined, within ten (10) Business Days following a Stock Acquisition Date, that the Person became an Acquiring Person by inadvertence and without any intent to become, or knowledge that it would become, an Acquiring Person; and (ii) such Acquiring Person, within fourteen (14) days after such determination or such earlier or later period as the Board of Directors may determine (the “Disposition Date”) has reduced its Beneficial Ownership of Common Shares such that at the time of waiver pursuant to this subsection 6.1(f) it is no longer an Acquiring Person; if the Acquiring Person remains an Acquiring Person at the close of business on the Disposition Date, the Disposition Date shall be deemed to be the date of occurrence of a further Stock Acquisition Date and section 4.1 shall apply thereto. In the event of any such waiver pursuant to this subsection 6.l(g), for the purposes of this Agreement, such Flip-in Event shall be deemed not to have occurred and the Separation Time shall be deemed not to have occurred as a result of such Person having inadvertently become an Acquiring Person.

(g)

The Board of Directors may, until a Flip-in Event shall have occurred, upon written notice delivered to the Rights Agent, determine to waive the application of section 4.1 to a Flip-in Event but only if such Flip-in Event occurs by reason of a Take-over Bid made by way of a take-over bid circular to all holders of record of the Common Shares of the Company which are subject to the Take-over Bid (which, for greater certainty, does not include the circumstances described in subsection 6.l(f)); provided however, that if the Board of Directors waives the application of section 4.1 to a particular Flip-in Event pursuant to this subsection 6.1(g), the Board of Directors shall be deemed to have waived the application of section 4.1 to any other Flip-in Event occurring by reason of any Take-over Bid which is made by means of a take-over bid circular to all holders of record of Common Shares prior to the expiry of any Take-over Bid in respect of which a waiver is, or is deemed to have been, granted under this subsection 6.l(g).

(h)

The Board of Directors may, with the prior consent of the holders of Common Shares given in accordance with subsection 6.5(b), determine, at any time prior to the occurrence of a Flip-in Event as to which the application of section 4.1 has not been waived pursuant to this section 6.1, if such Flip-in Event would occur by reason of an acquisition of Common Shares otherwise than pursuant to a Take-over Bid made by means of a Take-over Bid circular to all holders of record of Common Shares and otherwise than in the circumstances set forth in subsection 6.l(f), to waive the application of section 4.1 to such Flip-in Event. In the event that the Board of Directors proposes such a waiver, the Board of Directors shall extend the Separation Time to a date subsequent to and not more than ten (10) Business Days following the meeting of shareholders called to approve such waiver.

6.2	Expiration

No Person shall have any rights pursuant to this Agreement or in respect of any Right after the expiration Time, except the Rights Agent as specified in section 5.1.

6.3	Issuance of New Rights Certificate

Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change in the number or kind or class of shares purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.

6.4	Fractional Rights and Fractional Shares

(a)

The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the fraction of the Market Price of a whole Right that the fraction of a Right which would otherwise be issuable is of one whole Right at the date of such issuance.

(b)

The Company shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares. In lieu of issuing fractional Common Shares, the Company shall pay to the registered holders of Rights Certificates, at the time such Rights are exercised as herein provided, an amount in cash equal to the fraction of the Market Price of a whole Common Shares that the fraction of a Common Share which would otherwise be issuable upon the exercise of such right is of one whole Common Share at the date of such exercise.

(c)

The Rights Agent shall have no obligation to make any payments in lieu of issuing fractions of Rights or Common Shares pursuant to paragraph (a) or (b), respectively, unless and until the Company shall have provided to the Rights Agent the amount of cash to be paid in lieu of issuing such fractional Rights or Common Shares.

6.5	Supplements and Amendments

(a)

The Company may make, without the approval of the holders of Rights or Common Shares, any amendments to this Agreement (i) to correct any clerical or typographical error or (ii) which are required to maintain the validity and effectiveness of the Agreement as a result of any change in any applicable laws, rules or regulatory requirements. The Company may, prior to the due date of the shareholders’ meeting referred to in section 6.15, supplement, amend, vary, rescind, or delete any of the provisions of this Agreement without the approval of any holders of Rights or Common Shares (whether or not such action would materially adversely affect the interest of the holders of Rights generally) where the Board of Directors acting in good faith deems such action necessary or desirable. Notwithstanding anything in this section 6.5 to the contrary, no amendment shall be made to the provisions of Article 5 except with the written concurrence of the Rights Agent to such supplement or amendment.

(b)

Subject to subsection 6.S(a), the Company may, with the prior consent of the holders of Common Shares obtained as set forth below, at any time before the Separation Time, amend, vary or rescind any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally). Such consent shall be deemed to have been given if provided by the holders of Common Shares at a special meeting called and held in compliance with applicable laws, rules and regulatory requirements and the requirements in the articles and by-laws of the Company. Subject to compliance with any requirements imposed by the foregoing, consent shall be given if the proposed amendment, variation, or rescission is approved by the affirmative vote of a majority of the votes cast by Independent Shareholders represented in person or by proxy at the special meeting.

(c)

Subject to subsection 6.S(a), the Company may, with the prior consent of the holders of Rights obtained as set forth below, at any time after the Separation Time and before the Expiration Time, amend, vary, or rescind any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally). Such consent shall be deemed to have been given if provided by the holders of Rights at a special meeting of holders of Rights called and held in compliance with applicable laws and regulatory requirements and, to the extent possible, with the requirements in the articles and by-laws of the Company applicable to meetings of holders of Common Shares, applied mutatis mutandis. Subject to compliance with any requirements imposed by the foregoing, consent shall be given if the proposed amendment, variation or rescission is approved by the affirmative vote of a majority of the votes cast by holders of Rights (other than holders of Rights whose Rights have become null and void pursuant to subsection 4.l(b)), represented in person or by proxy at the special meeting.

(d)

Any amendments made by the Company to this Agreement pursuant to subsection 6.5(a) which are required to maintain the validity and effectiveness of this Agreement as a result of any change in any applicable laws, rules or regulatory requirements shall:

(i)

if made before the Separation Time, be submitted to the holders of Common Shares of the Company at the next meeting of shareholders and the shareholders may, by the majority referred to in subsection (b), confirm or reject such amendment; and

(ii)

if made after the Separation Time, be submitted to the holders of Rights at a meeting to be called for on a date not later than immediately following the next meeting of shareholders of the Company and the holders of Rights may, by resolution passed by the majority referred to in subsection 6.5(c), confirm or reject such amendment.

Any such amendment shall be effective from the date of the resolution of the Board of Directors adopting such amendment, until it is confirmed or rejected or until it ceases to be effective (as described in the next sentence) and, where such amendment is confirmed, it continues in effect in the form so confirmed. If such amendment is rejected by the shareholders of the Company or the holders of Rights or is not submitted to the shareholders of the Company or holders of Rights as required, then such amendment shall cease to be effective from and after the termination of the meeting at which it was rejected or to which it should have been but was not submitted or from and after the date of the meeting of holders of Rights as the case may be.

(e)

The Company shall give notice in writing to the Rights Agent of any supplement, amendment, deletion, variation or rescission to this Agreement pursuant to Section 6.5 within five (5) Business Days of the date of any such supplement, amendment, deletion, variation or rescission, provided that failure to give such notice, of any defect therein, shall not affect the validity of any such supplement, amendment, deletion, variation or rescission.

6.6	Rights of Action

Subject to the terms of this Agreement, all rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights; and any holder of any Rights, without the consent of the Rights Agent or of the holder of any other Rights, may, on such holder’s own behalf and for such holder’s own benefit and the benefit of other holders of Rights, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise such holder’s Rights in the manner provided in such holder’s Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations of, and injunctive relief against actual or threatened violations of the obligations of, any Person subject to this Agreement.

6.7	Notice of Proposed Actions

If after the Separation Time and prior to the Expiration Time:

(a)	there shall occur an adjustment to the Rights pursuant to section 4.1 as a result of the occurrence of a Flip-in Event; or

(b)	the Company proposes to effect the liquidation, dissolution, or winding-up of the Company or the sale of all or substantially all of the Company’s assets;

then, in each such case, the Company shall give to each holder of a Right, in accordance with section 6.8, a notice of such proposed action, which shall specify the date on which such adjustment to the Rights, liquidation, dissolution, or winding-up occurred or is to take place, and such notice shall be so given at least ten (10) Business Days after the occurrence of an adjustment to the Rights or at least twenty (20) Business Days prior to the date of taking such proposed action.

6.8	Notices

Notices or demands authorized or required by this Agreement to be given or made by the Rights Agent or by the holder of any Rights to or on the Company shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

DiaMedica Therapeutics Inc.

c/o DiaMedica USA Inc.

Two Carlson Parkway, Suite 260

Minneapolis, Minnesota 55447

Attention: Chief Executive Officer

Any notice or demand authorized or required by this Agreement to be given or made by the Company or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

Computershare Investor Services Inc.
100 University Avenue, 8th Floor
Toronto, Ontario M5J 2Yl

Attention: Client Services Manager
Facsimile: 416-981-9679

Notices or demands authorized or required by this Agreement to be given or made by the Company or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the registry books of the Rights Agent or, prior to the Separation Time, on the registry books of the Company for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

6.9	Costs of Enforcement

The Company agrees that if the Company fails to fulfill any of its obligations pursuant to this Agreement, then the Company will reimburse the holder of any Rights for the costs and expenses (including reasonable legal fees) incurred by such holder in actions to enforce his rights pursuant to any Rights or this Agreement.

6.10	Successors

All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and enure to the benefit of their respective successors and assigns hereunder.

6.11	Benefits of this Agreement

Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the holders of the Rights any legal or equitable right, remedy, or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent, and the holders of the Rights.

6.12	Governing Law

This Agreement and each Right issued hereunder shall be deemed to be a contract made under the laws of the Province of Ontario and for all purposes shall be governed by and construed in accordance with the laws of such province applicable to contracts to be made and performed entirely within such province.

6.13	Counterparts

This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

6.14	Severability

If any section, subsection, clause, subclause, term, or provision hereof or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such section, subsection, clause, subclause, term, or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining sections, subsections, clauses, subclauses, terms, and provisions hereof or the application of such section, subsection, clause, subclause, term, or provision to circumstances other than those as to which it is held invalid or unenforceable.

6.15	Effective Date

(a)     Notwithstanding the date hereof, and subject to subsection 6.15(b), this Agreement:

(i)

shall be effective and in full force and effect in accordance with its terms from and after the Effective Date and shall constitute the entire agreement between the parties pertaining to the subject matter hereof as of the Effective Date; and

(ii)

shall expire and be of no further force or effect from and after the Expiration Time, provided that termination shall not occur if a Flip-in Event has occurred (other than a Flip-in Event which has been waived pursuant to Section 6.1 hereof) prior to the date upon which the Agreement would otherwise terminate pursuant to this Section 6.15.

(b)

Notwithstanding subsection 6.15(a), if the Agreement is not approved by a resolution passed by a majority of the votes cast by Independent Shareholders who vote in respect of approval of this Agreement at the annual and special meeting of the holders of Common Shares, currently scheduled to be held on December 21, 2017, or any adjournment thereof, then the Plan and all outstanding Rights shall be null and void and of no further force and effect from and after the Effective Date.

6.16	Determinations and Actions by the Board of Directors

All actions, calculations and determinations (including any omissions with respect thereto) made or done by the Board of Directors in good faith for the purposes hereof shall not subject the Board of Directors, or any director of the Company, to any liability to the holders of Rights.

6.17	Time of the Essence

Time shall be of the essence in this Agreement.

6.18	Regulatory Approvals

Any obligation of the Company or action contemplated by this Agreement shall be subject to the receipt of any requisite approval or consent from any applicable regulatory authority including, without limiting the generality of the foregoing, any necessary approvals of any stock exchanges on which any securities of the Company are listed.

6.19	Language

The parties hereto have required that this Agreement and all documents and notices related thereto and/or resulting therefrom be drawn up in the English language.

6.20	Privacy Legislation

The parties acknowledge that federal and/or provincial legislation that addresses the protection of individual’s personal information (collectively, “Privacy Laws”) applies to obligations and activities under this Agreement. Despite any other provision of this Agreement, neither party will take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Corporation will, prior to transferring or causing to be transferred personal information to the Rights Agent, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or will have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Rights Agent will use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws.

[signature page to follow]

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first above written.

DIAMEDICA THERAPEUTICS INC.

By: “Rick Pauls” (signed)

President and Chief Executive Officer

COMPUTERSHARE INVESTOR SERVICES INC.

By: “Josette Koffyberg” (signed)

Name: Josette Koffyberg

Title: Professional Client Services

By: “Roxanne Parsaud” (signed)

Name: Roxanne Parsaud

Title: Professional Client Services

EXHIBIT “A”

FORM OF RIGHTS CERTIFICATE

Certificate No.	Rights

RIGHTS CERTIFICATE

THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SECTION 4.l(b) OF THE RIGHTS AGREEMENT), RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ITS AFFILIATES OR ASSOCIATES OR ANY PERSON ACTING JOINTLY OR IN CONCERT WITH ANY OF THEM OR SUCH PERSON’S ASSOCIATES OR AFFILIATES (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR TRANSFEREES OF ANY OF THE FOREGOING WILL BECOME VOID WITHOUT FURTHER ACTION.

This certifies that     , or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Shareholder Rights Plan Agreement, as the same may be amended or supplemented from time to time, made as of December 21, 2017 (the “Rights Agreement”) between DiaMedica Therapeutics Inc., a company existing under the laws of Canada (the “Company”) and COMPUTERSHARE INVESTOR SERVICES INC., as Rights Agent (the “Rights Agent”, which term shall include any successor Rights Agent under the Rights Agreement) to purchase from the Company at any time after the Separation Time and prior to the Expiration Time (as such terms are defined in the Rights Agreement), one fully paid Common Share of the Company (a “Share”), at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate together with the Form of Election to Exercise duly executed and submitted to the Rights Agent at its principal office in any of the cities of Toronto.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement which terms, provisions, and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the registered office of the Company and are available upon written request.

This Rights Certificate, with or without other Rights Certificates, upon surrender at any of the offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Rights Certificate (i) may be, and under certain circumstances are required to be, redeemed by the Company at a redemption price of $0.0001 per Right and (ii) may be exchanged at the option of the Company for cash, debt or equity securities or other assets of the Company.

No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Shares or of any Shares of the Company which may at any time be issuable upon the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders of the Company at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders of the Company, or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company:

Date:

DIAMEDICA THERAPEUTICS INC.

By:

By:

Countersigned:

COMPUTERSHARE INVESTOR SERVICES INC.

By:

By:

FORM OF ELECTION TO EXERCISE

TO: COMPUTERSHARE INVESTOR SERVICES INC.

The undersigned hereby irrevocably elects to exercise _______________________________________________ whole Rights represented by the attached Rights Certificate to purchase Common Shares (the “Shares”) issuable upon the exercise of such Rights and requests that certificates for such Shares to be issued to:

Name

Address

City and Province

Social Insurance, Social Security Number, or other taxpayer identification number

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Name

Address

City and Province

Social Insurance, Social Security Number, or other taxpayer identification number

Dated:
Signature
Signature Guaranteed:	(Signatures must be guaranteed by a Schedule I Canadian Chartered Bank or a financial institution that is a member of a recognized STAMP, MSP, or SEMP Program.)

Note: The Signature must be guaranteed by one of the following methods:

In Canada and the U.S.: a Medallion Guarantee obtained from a member of an acceptable Medallion Guarantee Program (STAMP, SEMP or MSP). Many banks, credit unions and broker dealers are members of a Medallion Guarantee Program. The guarantor must affix a stamp in the space above bearing the actual words “Medallion Guaranteed”.

In Canada: a Signature Guarantee obtained from a major Canadian Schedule I bank that is not a member of a Medallion Guarantee Program. The guarantor must affix a stamp in the space above bearing the actual words “Signature Guaranteed”.

Outside Canada and the U.S.: Warrantholders must obtain a guarantee from a local financial institution that has a corresponding affiliate in Canada or the U.S. that is a member of an acceptable Medallion Guarantee Program. The corresponding affiliate must overguarantee the guarantee provided by the local financial institution.

(To be completed if true)

The undersigned hereby represents, for the benefit of the Company and all holders of Rights and of Shares of the Company, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or any Person acting jointly or in concert with any of the foregoing (as such terms are defined in the Rights Agreement).

Signature

FORM OF ASSIGNMENT

FOR VALUE RECEIVED

hereby sells, assigns, and transfers unto

(Please print name and address of transferee)

the Rights represented by this Rights Certificate, together with all right, title, and interest therein. Dated:

Signature Guaranteed:	(Signatures must be guaranteed by a Schedule I Canadian Chartered Bank or a financial institution that is a member of a recognized STAMP, MSP, or SEMP Program.)

Note: Signature must be guaranteed by one of the following methods:

In Canada and the U.S.: a Medallion Guarantee obtained from a member of an acceptable Medallion Guarantee Program (STAMP, SEMP, or MSP). Many banks, credit unions, and broker dealers are members of a Medallion Guarantee Program. The guarantor must affix a stamp in the space above bearing the actual words “Medallion Guaranteed”.

In Canada: a Signature Guarantee obtained from a major Canadian Schedule I bank that is not a member of a Medallion Guarantee Program. The guarantor must affix a stamp in the space above bearing the actual words “Signature Guaranteed”.

Outside Canada and the U.S.: Warrantholders must obtain a guarantee from a local financial institution that has a corresponding affiliate in Canada or the U.S. that is a member of an acceptable Medallion Guarantee Program. The corresponding affiliate must overguarantee the guarantee provided by the local financial institution.

(To be completed if true)

The undersigned hereby represents, for the benefit of the Company and all holders of Rights and of Shares of the Company, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or any Person acting jointly or in concert with any of the foregoing (as defined in the Rights Agreement).

Signature

NOTICE

In the event the certification set forth above in the Forms of Assignment and Election to Exercise is not completed, the Company will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and accordingly such Rights will be null and void.